Exhibit 4(b) PPL ELECTRIC UTILITIES CORPORATION OFFICER’S CERTIFICATE (under Sections 201 and 301 of the Indenture dated as of August 1, 2001) Establishing the Form and Certain Terms of the First Mortgage Bonds, Floating Rate Series due 2024 The undersigned, Tadd J. Henninger, Vice President and Treasurer of PPL Electric Utilities Corporation (the “Company”), pursuant to Supplemental Indenture No. 23, dated as of June 15, 2021 (“Supplemental Indenture No. 23”), and Sections 201 and 301 of the Indenture of the Company dated as of August 1, 2001 (the “Original Indenture”, and as heretofore supplemented, the “Indenture”) to The Bank of New York Mellon, as trustee (the “Trustee”), does hereby establish for the series of Securities established in Supplemental Indenture No. 23 the following terms and characteristics (capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture, and the lettered clauses set forth herein correspond to such clauses in Section 301 of the Original Indenture): (a) the title of the Securities of such series shall be “First Mortgage Bonds, Floating Rate Series due 2024” (the “Bonds”); (b) the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture shall be limited to $650,000,000, except as contemplated in Section 301(b) and the last paragraph of Section 301 of the Original Indenture; (c) interest on the Bonds shall be payable to the Person or Persons in whose names the Bonds are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of Bond attached hereto and hereby authorized and approved; (d) the principal shall be due and payable on June 24, 2024; and the Company shall not have the right to extend the Maturity of the Bonds as contemplated in Section 301(d) of the Original Indenture; (e) the Bonds shall bear interest at rates determined as set forth in the form of Bond attached hereto as Exhibit A; the Interest Payment Dates and Regular Record Dates will be as set forth in the form of Bond attached hereto as Exhibit A; and the Company shall not have any right to extend any interest payment periods for the Bonds as contemplated in Sections 301(e) and 312 of the Original Indenture; (f) the Corporate Trust Office of the Trustee in New York, New York shall be the office or agency of the Company at which the principal of and any premium and interest on the Bonds at Maturity shall be payable, at which registration of transfers and exchanges of the Bonds may be effected and at which notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and the Trustee will initially be the Security Registrar and the Paying Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent; each installment of interest on a Bond shall be payable as provided in Exhibit A hereto; (g) the Bonds shall be redeemable, in whole or in part, at the option of the Company on or after June 24, 2022, as and to the extent provided in Exhibit A hereto; (h) inapplicable; #8077573

2 (i) the Bonds shall be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof; (j) inapplicable; (k) inapplicable; (l) inapplicable; (m) inapplicable; (n) inapplicable; (o) reference is hereby made to the provisions of Supplemental Indenture No. 23 for certain covenants of the Company for the benefit of the Holders of the Bonds, in addition to those set forth in Article Seven of the Indenture; (p) inapplicable; (q) the only obligations or instruments that shall be considered Eligible Obligations in respect of the Bonds shall be Government Obligations; and the provisions of Section 801 of the Indenture as supplemented by Section 103 of Supplemental Indenture No. 23 shall apply to the Bonds; (r) the Bonds shall be initially issued in global form and the depository for the global Bonds shall initially be The Depository Trust Company (“DTC”); provided, that the Company reserves the right to provide for another depository, registered as a clearing agency under the Exchange Act, to act as depository for the global Bonds (DTC and any such successor depository, the “Depository”); beneficial interests in Bonds issued in global form may not be exchanged in whole or in part for individual certificated Bonds in definitive form, and no transfer of a global Bond in whole or in part may be registered in the name of any Person other than the Depository or its nominee except that (i) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the global Bonds or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository for such global Bonds has not been appointed by the Company within 90 days of such notice or cessation, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Bonds, will authenticate and deliver Bonds in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Bonds representing such Bonds in exchange for such global Bond, such definitive Bonds to be registered in the names provided by the Depository; each global Bond (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Bonds to be represented by such global Bond, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository, its nominee, any custodian for the Depository or otherwise pursuant to the Depository’s instruction and (iv) shall bear a legend restricting the transfer of such global Bond to any person other than the Depository or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; the Bonds in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto; (s) inapplicable;

3 (t) reference is made to clause (r) above; no service charge shall be made for the registration of transfer or exchange of the Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer; (u) as set forth in Exhibit A hereto; (v) inapplicable; and (w) except as otherwise determined by the proper officers of the Company and communicated to the Trustee in a Company Order or as established in one or more Officer’s Certificates supplemental to this Officer’s Certificate, the Bonds shall be substantially in the form of the Bond attached hereto as Exhibit A, which form is hereby authorized and approved, and shall have such further terms as are set forth in such form. [Signature Page Follows]

[Signature Page to Officer’s Certificate pursuant to Sections 201 and 301 of the Indenture] IN WITNESS WHEREOF, I have executed this Officer's Certificate this 24 day of June, 2021 in New York, New York. /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Vice President and Treasurer

Exhibit A [FORM OF BOND] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to PPL Electric Utilities Corporation or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. No. R-__ CUSIP No. ____________ PPL ELECTRIC UTILITIES CORPORATION FIRST MORTGAGE BOND, FLOATING RATE SERIES DUE 2024 Principal Amount: $_____________ Original Issue Date: June 24, 2021 Stated Maturity: June 24, 2024 Interest Rate: Floating per annum rate reset quarterly based on Compounded SOFR plus 33 basis points (0.33%, the “Margin”), as described below and subject to the provisions set forth herein. Interest Payment Dates: March 24, June 24, September 24 and December 24 of each year, commencing on September 24, 2021. Regular Record Date: with respect to any Interest Payment Date, the close of business on (a) the Business Day immediately preceding such Interest Payment Date so long as the Securities are global Securities registered in the name of the Depository or its nominee, or (b) the fifteenth calendar day immediately preceding such Interest Payment Date if the Securities are not so registered. PPL ELECTRIC UTILITIES CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein referred to as the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO. or to its registered assigns, the principal sum of ______________________ DOLLARS ($__________) at the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on September 24, 2021 and at the Stated Maturity at the rate per annum described herein until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is a Redemption Date or the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this First Mortgage Bond, Floating Rate Series due 2024 (this “Security”) is registered on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable on the Stated Maturity

A-2 or any Redemption Date will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein. If any Interest Payment Date falls on a day that is not a Business Day, the Company will make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the Stated Maturity or a Redemption Date) the Company will make the interest payment on the immediately preceding Business Day. If such interest payment is made on the next succeeding Business Day, no interest will accrue as a result of the delay in payment. If the Stated Maturity or a Redemption Date of the Securities falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest shall accrue in respect of such postponement. “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in The City of New York, New York, or other city in which a paying agent for such Security is located, are generally authorized or required by law, regulation or executive order to remain closed. Payment of the principal of and premium, if any, and interest at Maturity on this Security shall be made upon presentation of this Security at the corporate trust office of The Bank of New York Mellon in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and payment of interest, if any, on this Security (other than interest payable at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, provided that if such Person is a securities depository, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person. Determination of Interest Rate This Security shall bear interest for each quarterly interest period at a per annum rate determined by the Calculation Agent, as provided herein and subject to the provisions provided below. Certain Definitions For purposes of this Security, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings: “Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement. “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

A-3 (1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment; (2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and (3) the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment. “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date: (1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and (3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate debt securities at such time. The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on this Security. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters), or any other changes to any other terms or provisions of this Security, in each case that the Company (or its Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) or the Trustee decide that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the

A-4 date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof): (1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. “Calculation Agent” means initially The Bank of New York Mellon, as appointed pursuant to Section 2.01 of the Supplemental Indenture No. 23, dated as of June 15, 2021, among the Company, the Trustee and the Calculation Agent, or such calculation agent’s successor appointed by the Company pursuant to Article Two of such supplemental indenture, acting as calculation agent. “Compounded SOFR” means as determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred- thousandth of a percentage point): where: “SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value two U.S. Government Securities Business Days before the Issue Date; “SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to

A-5 the applicable Interest Payment Date (or, in the final interest period, relating to the Stated Maturity, or in the case of a redemption of Securities of this Series, relating to the applicable Redemption Date); and “dc” is the number of calendar days in the relevant Observation Period. SOFR Index Unavailable. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/reference-rates. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website. “Designee” means an independent financial advisor or such other designee of the Company. “Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date. “interest period” means the period commencing on any Interest Payment Date (or, with respect to the initial interest period only, commencing on the Original Issue Date) to, but excluding, the next succeeding Interest Payment Date, and, in the case of the last such period, from and including the Interest Payment Date immediately preceding the Stated Maturity or, in connection with a redemption of the Securities, the Redemption Date, to but excluding the Stated Maturity or Redemption Date (if applicable). “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time. “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark. “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment. “Observation Period” means (i), in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period (or in the final interest period, preceding the Stated Maturity and (ii), in respect of the payment of any interest in connection with a redemption of the Securities, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in the interest period in which such redemption occurs to, but excluding, the date that is two U.S. Government Securities Business Days before the applicable Redemption Date. “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark

A-6 is Compounded SOFR, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source. “SOFR Index” means, with respect to any U.S. Government Securities Business Day: (1) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that: (2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate as described under “Compounded SOFR—SOFR Index Unavailable” above; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined as described under “Effect of Benchmark Transition Event” below. “SOFR Index Determination Time” has the meaning set forth in the definition of SOFR Index. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities. Calculation of Interest Rate This Security shall bear interest at an annual rate equal to Compounded SOFR plus the Margin set forth above from and including the Original Issue Date to, but excluding, the Stated Maturity, determined as provided herein. Interest shall be payable quarterly in arrears on each Interest Payment Date, beginning on September 24, 2021. Interest on this Security shall accrue from and including the Original Issue Date to but excluding the first Interest Payment Date. Starting on the first Interest Payment Date, interest on this Security shall accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on this Security to but excluding the next succeeding Interest Payment Date. No interest shall accrue on this Security for the day that this Security matures. The amount of interest payable for any period will be computed on the basis of a 360-day year and the actual number

A-7 of days in the Observation Period. On each Interest Payment Determination Date relating to the applicable Interest Payment Date, the Calculation Agent shall calculate the amount of accrued interest payable on the Securities of this Series by multiplying (i) the outstanding principal amount of such Securities by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event shall the interest on the Securities of this Series be less than zero. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as Calculation Agent, or in certain circumstances described below, the Company or its Designee will notify the Trustee, in writing, of the interest rate for the new interest period. Absent manifest error, the calculation of the applicable interest rate for each interest period by the Calculation Agent, or in certain circumstances, by the Company (or its Designee) will be final and binding on the Company, the Trustee, and the holders of the Securities. The interest rate for any interest period shall not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined. None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in the Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by the Indenture and reasonably required for the performance of such duties. Effect of Benchmark Transition Event If the Company (or its Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Securities (as defined below) in respect of such determination on such date and all determinations on all subsequent dates. The Company (or its Designee) shall notify the Trustee, in writing, of the occurrence of a Benchmark Transition Event and the corresponding Benchmark Replacement and Benchmark Replacement Date. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

A-8 Any determination, decision or election that may be made by the Company (or its Designee) in connection with a Benchmark Transition Event pursuant to this Security, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in any documentation relating to the Securities, shall become effective without consent from the holders of the Securities or any other party. For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Securities will be an annual rate equal to the sum of the Benchmark Replacement and the Margin. Redemption This Security is subject to redemption at the option of the Company, in whole at any time or in part from time to time, on or after June 24, 2022, at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest on the principal amount of such Securities of this series being redeemed to, but excluding, such Redemption Date. Notice of redemption shall be given by mail to Holders of Securities of this series, not less than 10 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the applicable Paying Agent or Agents of money sufficient to pay the principal of and premium, if any, and interest, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security. In the event of redemption of this Security in part only, a new Security or Securities of this series of like tenor representing the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. General This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture dated as of August 1, 2001 (herein, together with any amendments or supplements thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including Supplemental Indenture No. 23 thereto, for a statement of the property mortgaged, pledged and held in trust, the nature and extent of the security, the conditions upon which the Lien of the Indenture may be released and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Calculation Agent and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof (sometimes referred to herein as the “Securities of this Series”). If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

A-9 The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture. The Indenture contains provisions for release of the Lien thereof upon compliance with certain conditions set forth therein. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of all series affected at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default; (b) the Holders of 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request; and (d) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed. The Securities of this series are issuable only in registered form without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche and of like tenor and of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company shall not be required to execute and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

A-10 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of the any other jurisdiction shall mandatorily govern. All undefined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. PPL ELECTRIC UTILITIES CORPORATION By: Vice President and Treasurer CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. Dated: ________ THE BANK OF NEW YORK MELLON, as Trustee By: __________________________________________ Authorized Signatory